EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 14, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2009 – Mar 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.1%	-2.6%	-6.1%	-9.5%	-9.4%	-6.0%	-1.4%	-6.0%	10.4%	-28.4%	-0.5	-0.7
B**	-2.1%	-2.6%	-6.3%	-10.1%	-10.0%	-6.6%	-2.2%	-6.6%	10.4%	-29.7%	-0.6	-0.8
Legacy 1***	-2.0%	-2.5%	-5.7%	-7.7%	-7.4%	-4.1%	N/A	-4.1%	10.2%	-23.6%	-0.4	-0.5
Legacy 2***	-2.0%	-2.5%	-5.8%	-7.8%	-7.7%	-4.4%	N/A	-4.4%	10.2%	-24.3%	-0.4	-0.6
Global 1***	-2.1%	-2.5%	-5.7%	-7.3%	-7.0%	-4.7%	N/A	-4.7%	9.8%	-22.6%	-0.4	-0.6
Global 2***	-2.1%	-2.5%	-5.8%	-7.5%	-7.2%	-4.9%	N/A	-4.9%	9.7%	-23.7%	-0.5	-0.6
Global 3***	-2.1%	-2.6%	-6.1%	-9.0%	-8.8%	-6.6%	N/A	-6.6%	9.7%	-29.9%	-0.7	-0.8

S&P 500 Total Return Index****	-1.9%	-0.9%	0.1%	19.8%	14.0%	20.7%	7.2%	20.7%	14.0%	-16.3%	1.4	2.5
Barclays Capital U.S. Long Gov Index****	2.2%	0.3%	6.6%	-4.6%	8.0%	4.9%	6.1%	4.9%	11.5%	-15.5%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	12%	Long	Crude Oil	3.8%	Long	12%	Long	Crude Oil	3.8%	Long
			Gasoline Blendstock	3.0%	Long			Gasoline Blendstock	3.0%	Long
Grains/Foods	10%	Long	Soybeans	3.3%	Long	10%	Long	Soybeans	3.3%	Long
			Corn	1.4%	Long			Corn	1.4%	Long
Metals	9%	Long	Gold	3.5%	Long	9%	Long	Gold	3.5%	Long
			Copper	1.0%	Short			Copper	1.0%	Short
FINANCIALS	69%					69%
Currencies	33%	Short $	Japanese Yen	5.9%	Short	33%	Short $	Japanese Yen	5.9%	Short
			British Pound	4.4%	Long			British Pound	4.4%	Long
Equities	15%	Long	S&P 500 Index	2.9%	Long	15%	Long	S&P 500 Index	2.9%	Long
			NASDAQ Index	1.4%	Long			NASDAQ Index	1.4%	Long
Fixed Income	21%	Long	Bunds	4.3%	Long	21%	Long	Bunds	4.3%	Long
			U.S. Treasury Bonds	3.2%	Long			U.S. Treasury Bonds	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices decreased by more than 3% after the U.S. government decided to increase market supplies by selling 5 million barrels from the strategic crude oil stockpiles.  Natural gas prices and demand fell following forecasts for warmer weather across the U.S.

Grains/Foods
Wheat prices rallied by more than 6% as tensions regarding Ukraine fueled concerns surrounding potential disruptions to exports. Soybean prices declined over 6% amidst concerns an economic slowdown in China would cause a significant reduction in overall demand.

Metals
Precious metal prices increased as investors sought safe-haven assets in reaction to the ongoing international conflict in Ukraine.  Copper prices decreased by more than 4% after bearish economic data from China shed doubt on the strength of China’s economy and reduced overall demand.

Currencies
The Japanese yen rose against the U.S. dollar due to increased demand for safe-haven assets.  The New Zealand dollar strengthened against counterparts as investors anticipated the announcement of an interest rate hike from the nation’s central bank.

Equities
The S&P 500 fell by more than 2% after weak Chinese economic data and tensions in Ukraine fostered investor unease. The Nikkei 225 experienced a sharp sell off as a stronger yen and rising global tensions created uncertainty regarding the country’s export industries.

Fixed Income	Prices for 30-Year U.S. Treasury Bonds and British Gilts rallied by more than 1% as investors sought safe-haven assets in reaction to poor economic data and rising geopolitical turmoil.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.